UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

Noble Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Noble Energy Way

Houston, Texas

(Address of principal executive offices)

77070

(Zip code)

(281) 872-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2016, Noble Midstream Partners LP (the “Partnership”), closed its initial public offering (the “Offering”) of 14,375,000 common units representing limited partner interests in the Partnership (“Common Units”), which included 1,875,000 Common Units issued pursuant to the underwriters’ exercise of their option to purchase additional Common Units, at a price to the public of $22.50 per Common Unit ($21.20625 per Common Unit, net of underwriting discounts). The Offering was pursuant to the Partnership’s Registration Statement on Form S-1 (File No. 333-207560), as amended, initially filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on October 22, 2015. The material terms of the Offering are described in the prospectus, dated September 14, 2016 (the “Prospectus”), filed by the Partnership with the Commission on September 15, 2016, pursuant to Rule 424(b) under the Securities Act.

Underwriting Agreement

On September 14, 2016, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, its general partner, Noble Midstream GP LLC (the “General Partner”), its wholly-owned subsidiary, Noble Midstream Services, LLC (“NMS”), NBL Midstream, LLC (“NBL Midstream”) and Barclays Capital Inc., Robert W. Baird & Co. Incorporated and J.P. Morgan Securities LLC as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and the purchase by the Underwriters, of 12,500,000 Common Units (the “Firm Units”) at a price to the public of $22.50 per Common Unit ($21.20625 per Common Unit, net of the underwriting discount). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 1,875,000 Common Units (the “Additional Units”) on the same terms. On September 15, 2016, the Underwriters exercised the Option in full.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership, General Partner, NMS and NBL Midstream have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

As described in the Prospectus, the Partnership intends to use net proceeds of approximately $259.7 million from the Offering of the Firm Units, after deducting the underwriting discount, structuring fees and the estimated offering expenses to (i) make a distribution of approximately $257.4 million to the parent of the Partnership, Noble Energy, Inc. (“Noble Energy”) and (ii) pay approximately $2.3 million of origination fees and expenses relating to the Partnership’s Revolving Credit Facility (as defined below).

On September 15, 2016, the Underwriters exercised in full the Option to purchase all of the Additional Units. The Partnership intends to use the net proceeds from the exercise of the Option to purchase Additional Units to (i) purchase additional Common Units and (ii) to make a cash distribution to Noble Energy.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services to the Partnership and its affiliates, including Noble Energy, and to persons and entities with relationships to the Partnership and the Partnership’s affiliates, for which they received or may in the future receive customary fees and expenses. The Partnership anticipates that affiliates of the Underwriters will be lenders under the Partnership’s revolving credit facility and will receive origination fees and expenses funded by a portion of the proceeds of the Offering. Affiliates of certain of the Underwriters are lenders under Noble Energy’s revolving credit facility. Additionally, certain of the Underwriters and their affiliates have engaged, and may from time to time in the future engage, in transactions with the Partnership or the Partnership’s affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated into this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Omnibus Agreement

On September 20, 2016, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with Noble Energy, the General Partner, NMS, NBL Midstream and Noble Energy Services, Inc. (“Noble Energy Services”), that addresses the following matters:

•	the Partnership’s payment of an annual general and administrative fee, initially in the amount of $6.85 million (prorated for the first year of service), for the provision of certain services by Noble Energy and its affiliates;

•	the Partnership’s right of first refusal on existing and future acquired assets and the right to provide certain services, including;

•	the right to provide natural gas processing and natural gas gathering services on approximately 44,000 net acres located in East Pony integrated development plan area, the right to acquire approximately 233 miles of natural gas gathering pipelines and two natural gas processing plants,

•	the right to provide crude oil gathering, natural gas gathering and water services on approximately 31,000 net acres in Dimmit and Webb Counties and the right to purchase certain existing crude oil, natural gas and water gathering systems that service a portion of Noble Energy’s contiguous acreage in the Eagle Ford Shale,

•	the right to provide crude oil gathering, natural gas gathering and water services on approximately 85,000 net acres in the DJ Basin,

•	the right to provide natural gas gathering, natural gas processing and fresh water services on the same acreage that is dedicated to the Partnership for oil and produced water gathering, which is approximately 40,000 net acres in Delaware Basin, and

•	the right to provide crude oil gathering, natural gas gathering and water services on all acreage that Noble acquires after the date of the Closing that is onshore United States (outside the Marcellus Shale);

•	the Partnership’s right of first offer to acquire Noble Energy’s retained interests in each of the development companies; and

•	an indemnity by Noble Energy for certain environmental and other liabilities, and the Partnership’s obligation to indemnify Noble Energy for events and conditions associated with the operations of its assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent Noble Energy is not required to indemnify the Partnership.

If Noble Energy ceases to control the General Partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms. The rights of first refusal and rights of first offer contained in the Omnibus Agreement will terminate on the earlier of 15 years from the closing of the Offering and the date that Noble Energy no longer controls the General Partner.

The foregoing description of the Omnibus Agreement is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Operational Services Agreement

On September 20, 2016, in connection with the closing of the Offering, the General Partner and the Partnership entered into an Operational Services and Secondment Agreement (the “Operational Services Agreement”) with Noble Energy, NMS and Noble Energy Services pursuant to which Noble Energy will second certain operational, construction, design and management employees and contractors to the General Partner, the Partnership and the Partnership’s subsidiaries (collectively, the “Partnership Parties”) to provide management, maintenance and operational functions with respect to the Partnership’s assets. These functions will include performing the activities and day-to-day management of the business to be conducted by the Partnership Parties pursuant to certain commercial agreements listed in the Operational Services Agreement, and designing, building, constructing and otherwise installing the infrastructure required by such agreements. During their period of secondment to the Partnership Parties, the seconded personnel will be under the direct management and supervision of the Partnership Parties.

The Partnership Parties will reimburse Noble Energy for the cost of the seconded employees and contractors, including their wages and benefits. If a seconded employee or contractor does not devote 100% of his or her time to providing services to the Partnership Parties, then the Partnership will reimburse Noble Energy for only a prorated portion of such employee’s overall wages and benefits, and the costs associated with contractors based on the percentage of the employee’s or contractor’s time spent working for the Partnership Parties. The Partnership Parties will reimburse Noble Energy on a monthly basis or at other intervals that Noble Energy and the General Partner may agree from time to time.

The Operational Services Agreement will have an initial term of 15 years and will automatically extend for successive renewal terms of one year each, unless terminated by either party upon at least 30 days’ prior written notice before the end of the initial term or any renewal term. In addition, the Partnership Parties may terminate the agreement or reduce the level of services under the agreement at any time upon 30 days’ prior written notice.

The foregoing description of the Operational Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Operational Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Revolving Credit Facility

As described in the Prospectus, on September 20, 2016, the Partnership entered into a credit agreement for a $350.0 million revolving credit facility (the “Revolving Credit Facility”) with NMS, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C issuer, and other L/C issuers and swingline lenders named therein. The Revolving Credit Facility has a five year maturity and includes a letter of credit sublimit of up to $100 million for issuances of letters of credit. The borrowing capacity on the Revolving Credit Facility may be increased by an additional $350 million subject to certain conditions including compliance with the covenants contained in the credit agreement and requisite commitments from existing or new lenders. The Revolving Credit Facility will be available to fund working capital and to finance acquisitions and other capital expenditures.

All obligations of NMS, as the borrower under the Revolving Credit Facility, are guaranteed by the Partnership and all wholly-owned material subsidiaries of the Partnership. The guarantees may be released in the future upon the occurrence of certain events including the Partnership or NMS receiving an investment grade debt rating or the Partnership maintaining a four-quarter consolidated EBITDA in excess of $250 million for four consecutive quarters.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to an applicable margin plus, at the Partnership’s option, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate, (2) the greater of the federal funds rate or the overnight bank funding rate, plus 0.5% and (3) the LIBOR for an interest period of one month plus 1.00% or (b) in the case of LIBOR borrowings, the offered rate per annum for deposits of dollars for the applicable interest period. LIBOR and the applicable margin will be defined in the credit agreement that evidences the Revolving Credit Facility. The unused portion of the Revolving Credit Facility is subject to a commitment fee.

The Revolving Credit Facility contains customary affirmative and negative covenants and events of default relating to NMS, the Partnership and their respective subsidiaries. These include, among other things, limitations on the incurrence of indebtedness and liens, the making of investments, the sale of assets, transactions with affiliates, merging or consolidating with another company and the making of restricted payments. The Revolving Credit

Facility also contains specific provisions limiting NMS and the Partnership from engaging in certain business activities and events of default relating to certain changes in control, including Noble Energy ceasing to own and control 51% of the voting interests of the General Partner. Dividends and distributions from NMS and the Partnership will be permitted under the Revolving Credit Facility so long as (1) no event of default exists on the date of the declaration of such divided or distribution or would result from such declaration; (2) the Partnership is in pro-forma compliance with its consolidated leverage ratio under the Revolving Credit Facility on the date of such declaration; and (3) such dividend or distribution is made within 60 days of such declaration. In addition, the Revolving Credit Facility requires the Partnership to comply with certain financial covenants including (1) a consolidated leverage ratio as of the end of each fiscal quarter (a) prior to the date that consolidated EBITDA for four fiscal quarters exceeds $135 million, of less than or equal to 4.00 to 1.00, except following certain acquisitions the consolidated leverage ratio shall be less than or equal to 4.50 to 1.00 and (b) on or after the date that consolidated EBITDA for four fiscal quarters exceeds $135 million, of less than or equal to 5.00 to 1.00, except following certain acquisitions the consolidated leverage ratio shall be less than or equal to 5.50 to 1.00 and (2) a consolidated interest coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter.

The foregoing description of the Revolving Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Facility, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

DevCo LP Agreements

NMS owns 100% of the membership interests in each of Colorado River DevCo GP LLC, a Delaware limited liability company (“Colorado River DevCo GP”), Green River DevCo GP LLC, a Delaware limited liability company (“Green River DevCo GP”), Gunnison River DevCo GP LLC, a Delaware limited liability company (“Gunnison River DevCo GP”), San Juan River DevCo GP LLC, a Delaware limited liability company (“San Juan River DevCo GP”) and Blanco River DevCo GP LLC, a Delaware limited liability company (“Blanco River DevCo GP”, and, collectively with Colorado River DevCo GP, Green River DevCo GP, Gunnison River DevCo GP and San Juan River DevCo GP, the “DevCo GPs”). On September 20, 2016, in connection with the closing of the Offering, NBL Midstream, as limited partner of each of Colorado River DevCo LP, a Delaware limited partnership, Green River DevCo LP, a Delaware limited partnership, Gunnison River DevCo LP, a Delaware limited partnership, San Juan River DevCo LP, a Delaware limited partnership, and Blanco River DevCo LP, a Delaware limited partnership (collectively with Colorado River DevCo LP, Green River DevCo LP, Gunnison River DevCo LP and San Juan River DevCo LP, the “DevCo LPs”), and each of the DevCo GPs, as general partner of each of the DevCo LPs, amended and restated each Agreement of Limited Partnership of the applicable DevCo LP and entered into the First Amended and Restated Agreement of Limited Partnership of the applicable DevCo LP (as amended and restated, collectively, the “DevCo LP Agreements”). Pursuant to each DevCo LP Agreement, the general partner interest held by the applicable DevCo GP (and, ultimately, the Partnership through the Partnership’s direct control of NMS and indirect control of the DevCo GPs upon the completion of the Offering) entitles the applicable DevCo GP to voting control over, and the exclusive right to manage, the day-to-day operations, business and affairs of the applicable DevCo LP. Although the limited partner interest in each DevCo LP provides the holder (currently, NBL Midstream, which is wholly owned by Noble Energy) economic rights to profits, losses, gains, deductions and credits in proportion to such holder’s percentage interest in the applicable DevCo LP, the limited partner interests in each DevCo LP do not entitle the holder to any rights with respect to controlling and managing the day-to-day operations, business and affairs of the applicable DevCo LP or the ability to remove the general partner. Each DevCo GP is also entitled to receive a pro rata share of each DevCo LP’s cash distributions under each DevCo LP Agreement.

Upon the closing of the Offering, the Partnership now (a) directly owns 100% of the membership interests in NMS, (b) indirectly owns (through the Partnership’s ownership interest in NMS) 100% of the membership interests in each of the DevCo GPs, (c) indirectly owns (through the Partnership’s indirect ownership interest in Colorado River DevCo GP) a 80% general partner interest in Colorado River DevCo LP, (d) indirectly owns (through the Partnership’s indirect ownership interest in Green River DevCo GP) a 25% general partner interest in Green River DevCo LP, (e) indirectly owns (through the Partnership’s indirect ownership interest in Gunnison River DevCo GP) a 5% general partner interest in Gunnison River DevCo LP, (f) indirectly owns (through the Partnership’s indirect ownership interest in San Juan River DevCo GP) a 25% general partner interest in San Juan River DevCo LP and (g) indirectly owns (through the Partnership’s indirect ownership interest in Blanco River DevCo GP) a 25% limited partner interest in Blanco River DevCo LP. Therefore, ultimately, the Partnership is entitled to control of each DevCo LP and is entitled to receive a pro rata share of each DevCo LP’s cash distributions under each DevCo LP Agreement.

The foregoing description of the DevCo LP Agreements is not complete and is qualified in its entirety by reference to the full text of each of the DevCo LP Agreements, which are filed as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner and NMS is a direct or indirect subsidiary of Noble Energy. As a result, certain individuals, including officers and directors of Noble Energy and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a non-economic general partner interest in the Partnership, and Noble Energy and NBL Midstream collectively hold an approximately 54.8% limited partner interest in the Partnership through their aggregate ownership of 1,527,584 Common Units and all of the Partnership’s subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 20, 2016, in connection with the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement with the General Partner, Noble Energy, NMS, NBL Midstream, NBL Midstream Holdings, LLC and certain other affiliates of Noble Energy and the Partnership (the “Contribution Agreement”), whereby, concurrently with the closing of the Offering, the following transactions, among others, occurred:

•	NBL Midstream contributed a 100% membership interest in NMS to the Partnership in exchange for 1,527,584 Common Units representing a 10.7% limited partner interest in the Partnership; 15,902,584 Subordinated Units representing an approximate 50.0% limited partner interest in the Partnership; incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and the right to receive a cash distribution from the Partnership as set forth in the Contribution Agreement; and

•	the General Partner retained a non-economic general partnership interest in the Partnership.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of the Partnership Agreement, the subordination period will extend until the first business day of any quarter beginning after September 31, 2019, that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Noble Midstream Partners LP 2016 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner adopted Noble Midstream Partners LP 2016 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant, from time to time at the discretion of the board of directors of the general partner or any committee thereof that may be established for such purpose or by any delegate of the board of directors or such committee, subject to applicable law (the “plan administrator”), of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to individuals providing services to the Partnership, and to align the economic interests of such individuals with the interests of unitholders of the Partnership. The LTIP will limit the number of units that may be delivered pursuant to vested awards to 1,860,000 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of Common Units will be available for delivery pursuant to other awards.

The plan administrator of the LTIP, at its discretion, may terminate the LTIP at any time with respect to the Common Units for which a grant has not previously been made. The plan administrator of the LTIP also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners LP

On September 20, 2016, in connection with the closing of the Offering, the General Partner and NBL Midstream, as a limited partner, amended and restated the Agreement of Limited Partnership of the Partnership and entered into the Partnership Agreement. A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement,” “Cash Distribution Policy and Restrictions on Distributions” and “Provisions of our Partnership Agreement Relating to Cash Distributions” and is incorporated into this Item 5.03 by reference.

The foregoing description of the Partnership Agreement and the description of the Partnership Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

First Amended and Restated Limited Liability Company Agreement of Noble Midstream GP LLC

On September 20, 2016, in connection with the closing of the Offering, NBL Midstream, as the sole member of the General Partner, amended and restated the Limited Liability Company Agreement of the General Partner and entered into the First Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated LLC Agreement”). The amendments included in the Amended and Restated LLC Agreement include provisions regarding, among other things, the issuance of additional classes of membership interests, the rights of the members of the General Partner, distributions and allocations and management by the Board.

The foregoing description of the Amended and Restated LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated September 14, 2016, by and among Noble Midstream Partners LP, NBL Midstream, LLC, Noble Midstream GP LLC, Noble Midstream Services, LLC, Barclays Capital, Inc., Robert W. Baird & Co. Incorporated and J.P. Morgan Securities LLC.

3.1	First Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners LP, dated September 20, 2016.

3.2	First Amended and Restated Limited Liability Company Agreement of Noble Midstream GP LLC, dated September 20, 2016.

10.1	Contribution, Conveyance and Assumption Agreement, dated September 20, 2016, by and among Noble Midstream Partners LP, Noble Midstream GP LLC, Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, NBL Midstream Holdings, LLC, Colorado River DevCo GP LLC, Green River DevCo GP LLC, Gunnison River DevCo GP LLC, Laramie River DevCo GP LLC, San Juan River DevCo GP LLC, Blanco River DevCo LP and Blanco River DevCo GP LLC.

10.2	Omnibus Agreement, dated September 20, 2016, by and among Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, Noble Energy Services, Inc. and Noble Midstream GP LLC and Noble Midstream Partners LP.

10.3	Operational Services and Secondment Agreement, dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream GP LLC and Noble Midstream Partners LP.

10.4	Credit Agreement, dated September 20, 2016, by and among Noble Midstream Partners LP, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto.

10.5	Noble Midstream Partners LP 2016 Long-Term Incentive Plan.

10.6	First Amended and Restated Agreement of Limited Partnership of Colorado River DevCo LP, dated September 20, 2016.

10.7	First Amended and Restated Agreement of Limited Partnership of Green River DevCo LP, dated September 20, 2016.

10.8	First Amended and Restated Agreement of Limited Partnership of Gunnison River DevCo LP, dated September 20, 2016.

10.9	First Amended and Restated Agreement of Limited Partnership of San Juan River DevCo LP, dated September 20, 2016.

10.10	First Amended and Restated Agreement of Limited Partnership of Blanco River DevCo LP, dated September 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Midstream Partners LP

		By:	Noble Midstream GP LLC,
its General Partner

Date: September 20, 2016	By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated September 14, 2016, by and among Noble Midstream Partners LP, NBL Midstream, LLC, Noble Midstream GP LLC, Noble Midstream Services, LLC, Barclays Capital, Inc., Robert W. Baird & Co. Incorporated and J.P. Morgan Securities LLC.

3.1	First Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners LP, dated September 20, 2016.

3.2	First Amended and Restated Limited Liability Company Agreement of Noble Midstream GP LLC, dated September 20, 2016.

10.1	Contribution, Conveyance and Assumption Agreement, dated September 20, 2016, by and among Noble Midstream Partners LP, Noble Midstream GP LLC, Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, NBL Midstream Holdings, LLC, Colorado River DevCo GP LLC, Green River DevCo GP LLC, Gunnison River DevCo GP LLC, Laramie River DevCo GP LLC, San Juan River DevCo GP LLC, Blanco River DevCo LP and Blanco River DevCo GP LLC.

10.2	Omnibus Agreement, dated September 20, 2016, by and among Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, Noble Energy Services, Inc. and Noble Midstream GP LLC and Noble Midstream Partners LP.

10.3	Operational Services and Secondment Agreement, dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream GP LLC and Noble Midstream Partners LP.

10.4	Credit Agreement, dated September 20, 2016, by and among Noble Midstream Partners LP, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto.

10.5	Noble Midstream Partners LP 2016 Long-Term Incentive Plan.

10.6	First Amended and Restated Agreement of Limited Partnership of Colorado River DevCo LP, dated September 20, 2016.

10.7	First Amended and Restated Agreement of Limited Partnership of Green River DevCo LP, dated September 20, 2016.

10.8	First Amended and Restated Agreement of Limited Partnership of Gunnison River DevCo LP, dated September 20, 2016.

10.9	First Amended and Restated Agreement of Limited Partnership of San Juan River DevCo LP, dated September 20, 2016.

10.10	First Amended and Restated Agreement of Limited Partnership of Blanco River DevCo LP, dated September 20, 2016.